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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion in this Form 10-KSB of Immune Response, Inc. of our report dated March 23, 1999, relating to the statements of changes in stockholders' equity, operations and cash flows of Immune Response, Inc. for the year ended December 31, 1998, and for the period from inception (May 14, 1984) to December 31, 1998.


                                        /s/ Davis & Co., CPAs, P.C.
                                        DAVIS & CO., CPAs, P.C.

Englewood, Colorado
March 29, 2000